Where Food Comes From 10-K

EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to incorporation by reference in the Registration Statement on Form S-8 (No. 333-212061) of our report dated February 28, 2017, relating to the consolidated financial statements of Where Food Comes From, Inc. and Subsidiaries included in the Annual Report on Form 10-K as of and for the year ended December 31, 2016.

EKS&H LLLP

February 28, 2017

Denver, Colorado

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